EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-236397) and Form S-8 (No. 333-181109, No. 333-187264, No. 333-194164, No. 333-202315, No. 333-209690, No. 333-216100, No. 333-223051, No. 333-229663 and No. 333-236394) of The Carlyle Group Inc. of our report dated March 4, 2021 relating to the consolidated financial statements of Fortitude Group Holdings, LLC, which appears in this Form 10-K/A.

/s/PricewaterhouseCoopers LLP
Nashville, TN
March 5, 2021